Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Fairmount Bancorp, Inc. and Fairmount Bank

Baltimore, Maryland

The Board of Directors

Fullerton Federal Savings Association

Baltimore, Maryland

We hereby consent to the use in the Registration Statement on Form S-1 of Fairmount Bancorp, Inc. and the Application for Conversion of Fullerton Federal Savings Association of our report dated December 15, 2010 relating to the financial statements of Fairmount Bancorp, Inc. and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ Smith Elliott Kearns & Company, LLC
Smith Elliott Kearns & Company, LLC

Chambersburg, Pennsylvania

August 8, 2011